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                                                                    EXHIBIT 2.2

                STOCK PURCHASE WARRANT AGREEMENT AMENDMENT NO. 1


     This Stock Purchase Warrant Amendment No. 1, dated as of July 9, 1996 (this "Amendment"), is entered into among International Airline Support Group, Inc., a Delaware corporation (the "Company"), and the holders (the "Holders") identified on the signature pages hereto of the Warrants (as defined below).

                                    RECITALS

     1. The Company issued its 12% Senior Secured Notes in the aggregate principal amount of $18,000,000 (the "Notes") on September 8, 1993. The Company issued Warrants to acquire 820,146 shares of the Company's Common Stock, par value $.001 per share, to the purchasers of the Notes.

     2. Dabney/Resnick and Wagner, Inc., the predecessor in interest to Dabney/Resnick, Inc. ("Dabney/Resnick"), served as the Company's placement agent with respect to the Notes. The Company issued a Warrant, dated July 17, 1992, to purchase 273,382 shares of the Company's Common Stock, par value $.001 per share, to Dabney/Resnick in connection with Dabney/Resnick's performance of its services as the Company's placement agent. Dabney/Resnick subsequently transferred a portion of its Warrant to certain of its officers and employees. The Warrants issued to purchasers of the Notes and the Warrant issued to Dabney are hereinafter referred to collectively as the "Warrants."

     3. The Company has requested that the Holders enter into this Amendment for the purpose of amending the expiration date of the Warrants held by them in connection with a proposed restructuring of the Company's indebtedness, including the Notes (the "Restructuring").

     4. The Holders are willing to enter into this Amendment for the purpose of facilitating the Company's efforts to restructure its indebtedness.

                                    AGREEMENT

     The parties to this Amendment, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

     Section 1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Warrants held by the Holders.

     Section 2. AGREEMENTS OF THE HOLDERS. The Holders hereby agree as follows:


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            (a)    AMENDMENT OF  WARRANTS.  Each Holder hereby consents to the amendment of the Warrants to provide that each such Warrant shall expire upon the consummation of the Restructuring.

            (b) AGREEMENT TO REFRAIN FROM TRANSFERS. Each Holder hereby agrees that it will not voluntarily transfer the Warrants owned by it unless the transferee agrees to be bound by the terms and conditions of this Amendment.

     Section 3. AGREEMENTS OF THE COMPANY. The Company hereby agrees as follows:

            (a) EXCHANGE OFFER/PROXY SOLICITATION. The Company shall, as soon as practicable, (i) submit to the holders of the Company's 8% Subordinated Convertible Debentures due 2003 (the "Convertible Debentures") an offer to exchange (the "Exchange Offers") shares of its $.001 par value per share Common Stock (the "Common Stock"), that have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the Convertible Debentures and (ii) solicit proxies from the holders of its outstanding shares of Common Stock authorizing it to vote shares of the outstanding Common Stock in favor of amendments to its Certificate of Incorporation as necessary to permit it to consummate the Exchange Offer.

            (b) NEW CREDIT AGREEMENT. The Company shall, simultaneously with the consummation of the Exchange Offer, enter into a Credit Agreement with a financial institution and shall cause the Lender to advance funds sufficient to permit the Company to pay to the holders of the Notes an amount equal to (i) the principal amount of the Notes then outstanding and (ii) the accrued and unpaid interest with respect to the Notes through the close of business on the day prior to the receipt of such payment, which payment shall be in full satisfaction of the Company's obligation with respect to the Notes.

            (c) THE RESTRUCTURING. As used in this Agreement, the term "Restructuring" shall mean the consummation of the Exchange Offer and the prepayment of the Notes with the proceeds of one or more advances pursuant to the Credit Agreement. Consummation of the Restructuring is conditioned upon, among other things, the following: (i) the holders of at least 95% of the outstanding principal amount of the Convertible Debentures shall have validly tendered and shall not have withdrawn their Convertible Debentures prior to the expiration date of the Exchange Offer; (ii) the Company shall have received consents from the holders of at least a majority of the principal amount of the Convertible Debentures (disregarding the principal amount of any Convertible Debentures held by the Company or its affiliates) to certain amendments to the terms of the Convertible Debentures; (iii) the Company's stockholders shall have approved a 1-for-27 reverse stock split, amendments to the Company's Certificate of Incorporation to create a seven-member classified Board of Directors, amendments to the Company's Certificate of Incorporation to incorporate certain anti-takeover measures, an increase in the authorized number of shares of preferred stock, and a stock option plan for the officers and employees of the Company; (iv) the Company and Lender shall have negotiated and executed the Credit Agreement and the conditions to the effectiveness thereof shall have been satisfied or waived; and (v) the Company shall have

                                       -2-
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received consents from the holders of at least a majority of the Stock Units represented by the Warrants to the amendment of the expiration date of the Warrants as contemplated by Section 2(a) of this Agreement.

     Section 4. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to each Holder as follows:

            (a) The Company is duly organized and is validly existing and in good standing under the jurisdiction of its incorporation.

            (b) The Company has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Amendment, and has taken all necessary action to authorize such execution, delivery and performance.

            (c) This Amendment has been duly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            (d) The execution and delivery of this Amendment by the Company will not violate or conflict with the Company's Certificate of Incorporation or Bylaws.

     Section 6. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     Section 7. GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law principles thereof.

     Section 8. SEVERABILITY. If any provision or portion of this Amendment shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        INTERNATIONAL AIRLINE SUPPORT
                                        GROUP, INC.


                                        ----------------------------------
                                        By:  Alexius A. Dyer
                                        Its:   President


                                        HOLDERS:

                                        DABNEY/RESNICK, INC.


                                        By:
                                           -------------------------------
                                        Its:
                                             ------------------------------

                                        Number of Stock Units:
                                                               ------------


                                        GLENN BOSCHELLO


                                        ------------------------------------

                                        Number of Stock Units:
                                                              --------------


                                        CARL DEREMER


                                        ------------------------------------

                                        Number of Stock Units:
                                                               -------------



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                                        R&H FINANCIAL, INC.


                                        By:
                                           ---------------------------------
                                        Its:
                                             -------------------------------

                                        Number of Stock Units:
                                                              --------------


                                        KYLE R. KIRKLAND


                                        ------------------------------------

                                        Number of Stock Units:
                                                              --------------


                                        DANA MESSINA


                                        ------------------------------------

                                        Number of Stock Units:
                                                               -------------


                                        JULIETTA MORAN


                                        -----------------------------------

                                        Number of Stock Units:
                                                              -------------


                                        SCOTT SAMPSON

                                        -----------------------------------


                                        Number of Stock Units:
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                                        PATSY VAN UTT


                                        -----------------------------------

                                        Number of Stock Units:
                                                               ------------


                                        BRAD LEVIE


                                        -----------------------------------

                                        Number of Stock Units:
                                                               ------------

                                        SEBASTIAN HOPPE


                                        -----------------------------------

                                        Number of Stock Units:
                                                              -------------


                                        NEIL DABNEY


                                        -----------------------------------

                                        Number of Stock Units:
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                                        JUDY RESNICK


                                        -----------------------------------

                                        Number of Stock Units:
                                                               ------------


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                                        RICHARD A. BLOOM


                                        -----------------------------------

                                        Number of Stock Units:
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                                        JEFFREY S. SEROTA


                                        -----------------------------------

                                        Number of Stock Units:
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                                        JEFFREY D. KABOT


                                        -----------------------------------

                                        Number of Stock Units:
                                                               -------------


                                        SHELLY S. SINGHAL


                                        -----------------------------------

                                        Number of Stock Units:
                                                              ---------------


                                        MUHLF RAHMAN


                                        -----------------------------------

                                        Number of Stock Units:
                                                               ------------


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